EXPENSE LIMITATION AGREEMENT

                              PILGRIM MUTUAL FUNDS

     EXPENSE LIMITATION AGREEMENT, effective as of ___________, 1999 by and between Pilgrim Investments, Inc. (the "Investment Manager"), Nicholas-Applegate Capital Management (the "Portfolio Manager") and Pilgrim Mutual Funds (the "Trust"), on behalf of each series of the Trust set forth in SCHEDULE A (each a "Fund," and collectively, the "Funds").

     WHEREAS, the Trust is a Delaware business trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Trust; and

     WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated _____________, 1999 ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

     WHEREAS, the Investment Manager and the Portfolio Manager have entered into a Portfolio Management Agreement dated ____________, 1999, pursuant to which the Portfolio Manager provides investment advisory services to each Fund identified in SCHEDULE B (the "Sub-Advised Funds") for compensation based on the value of the average daily net assets of each such Sub-Advised Fund; and

     WHEREAS, the Trust, the Investment Manager and the Portfolio Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

     NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

     1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by the Trust's trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

     1.2. OPERATING EXPENSE LIMIT. The Operating Expense Limit in any year with respect to each Fund shall be the amount specified in SCHEDULE A based on a percentage of the average daily net assets of each Fund.

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     1.3. DURATION OF OPERATING EXPENSE LIMIT. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on SCHEDULE C. Subject to the consent of the Portfolio Manager with respect to the Sub-Advised Funds, the Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Trust by delivering a revised SCHEDULE C to the Trust reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on SCHEDULE A.

     1.4. METHOD OF COMPUTATION. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a Fund exceed the Operating Expense Limit of such Fund, the Investment Manager shall remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount. The Trust may offset amounts owed to the Funds pursuant to this Agreement against the advisory fee payable to the Investment Manager.

     1.5. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1. REIMBURSEMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section 1 hereof (the "Reimbursement Amount") during any of the previous thirty-six (36) months, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in SCHEDULE A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

     2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. ALLOCATION BETWEEN INVESTMENT MANAGER AND PORTFOLIO MANAGER WITH RESPECT TO SUB-ADVISED FUNDS.

     3.1. ALLOCATION OF EXCESS AMOUNT. For so long as the fee payable to the Portfolio Manager under the Portfolio Management Agreement is equal to 50% of the advisory fee payable to the Investment Manager by a Sub-Advised Fund, the Portfolio Manager shall waive or reduce its portfolio management fee and/or promptly remit to the Investment Manager an amount that is sufficient to pay 50%

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of any Excess Amount paid to that Sub-Advised Fund by the Investment Manager pursuant to Section 1 of this Agreement. The Investment Manager may offset amounts owed to the Investment Manager pursuant to this Section 3.1 against the portfolio management fee paid to the Portfolio Manager.

     3.2. ALLOCATION OF REIMBURSEMENTS. The Investment Manager shall promptly remit to the Portfolio Manager 50% of any amount reimbursed to the Investment Manager by any Sub-Advised Fund pursuant to Section 2 of this Agreement.

     3.3. ACCOUNTING. The Trust and the Investment Manager will provide to the Portfolio Manager reasonable access to the books and records of each for purposes of confirming the amounts contributed and reimbursed under this Agreement.

4. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall terminate upon termination of the Investment Management Agreement. The obligations of the Investment Manager and the Portfolio Manager pursuant to Section 3 of this Agreement shall terminate upon termination of the Portfolio Management Agreement. This Agreement may be terminated by the Trust or, after ___________, 2001, by the Investment Manager, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

5. MISCELLANEOUS.

     5.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     5.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

     5.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

     5.4. AMENDMENTS. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                      PILGRIM MUTUAL FUNDS
                                        ON BEHALF OF
                                        EACH OF ITS SERIES


                                      By:  _______________________________
                                      Name:
                                      Title:


                                      PILGRIM INVESTMENTS, INC.


                                      By:  _______________________________
                                      Name:
                                      Title:


                                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT L.P.


                                      By:  _______________________________
                                      Name:
                                      Title:

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                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:

                                           Maximum Operating Expense Limit
NAME OF FUND                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                         -------------------------------------------
                                     CLASS A     CLASS B     CLASS C     CLASS Q
                                     -------     -------     -------     -------
Pilgrim Small Cap Growth Fund         1.95%       2.60%       2.60%       1.50%
Pilgrim Mid Cap Growth Fund           1.60%       2.25%       2.25%       1.25%
Pilgrim Large Cap Growth Fund         1.60%       2.25%       2.25%       1.25%
Pilgrim Convertible Fund              1.60%       2.25%       2.25%       1.25%
Pilgrim Balanced Growth Fund          1.60%       2.25%       2.25%       1.25%
Pilgrim High Quality Bond Fund        0.95%       1.35%       1.35%       0.85%
Pilgrim Emerging Countries Fund       2.25%       2.90%       2.90%       1.90%
Pilgrim Worldwide Growth Fund         1.85%       2.50%       2.50%       1.60%
Pilgrim International Small Cap
  Growth Fund                         1.95%       2.60%       2.60%       1.65%
Pilgrim International Core
  Growth Fund                         1.95%       2.60%       2.60%       1.65%

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                                   SCHEDULE B
                                SUB-ADVISED FUNDS

Pilgrim Small Cap Growth Fund
Pilgrim Mid Cap Growth Fund
Pilgrim Large Cap Growth Fund
Pilgrim Convertible Fund
Pilgrim Emerging Countries Fund
Pilgrim Worldwide Growth Fund
Pilgrim International Small Cap Growth Fund
Pilgrim International Core Growth Fund

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                                   SCHEDULE C
                      DURATION OF OPERATING EXPENSE LIMITS

The duration of each Operating Expense Limit shall be as follows:

                                                     Date on Which Operating
     NAME OF FUND                                   Expense Limit Terminates
     ------------                                   ------------------------
     Pilgrim Small Cap Growth Fund                          __/__/01
     Pilgrim Mid Cap Growth Fund                            __/__/01
     Pilgrim Large Cap Growth Fund                          __/__/01
     Pilgrim Convertible Fund                               __/__/01
     Pilgrim Balanced Growth Fund                           __/__/01
     Pilgrim High Quality Bond Fund                         __/__/01
     Pilgrim Emerging Countries Fund                        __/__/01
     Pilgrim Worldwide Growth Fund                          __/__/01
     Pilgrim International Small Cap Growth Fund            __/__/01
     Pilgrim International Core Growth Fund                 __/__/01

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